UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2017

_______________________________________________________________

GOLD UNION INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54761	42-1772663
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

L8-09 Wisma BU 8, No. 11 Lebuh Bandar Utama,

Bandar Utama PJU 6

47600 Petaling Jaya, Selangor, Malaysia

(Address of principal executive offices) (Zip Code)

+603 77339088
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

We, through our wholly owned subsidiary G.U. International Limited, a limited company incorporated under the laws of the Republic of Seychelles (“GUI”), own 480 shares of Phnom Penh Golden Corridor Trading Co. Limited, a private limited company incorporated under the laws of the Kingdom of Cambodia (“PPGCT”), representing 48% of the issued and outstanding shares of common stock of PPGCT (the “GUI PPGCT Shares”). PPGCT owns three parcels of land located in the Kingdom of Cambodia, Kampong Speu Province, Chbarmorn District measuring an aggregate of 172,510 square meters (collectively, the “Properties”).

On November 20, 2017, we and GUI entered into an agreement (the “Sales Agreement”) with Hedi Property Sdn. Bhd., a company incorporated under the laws of Malaysia (“Hedi”), pursuant to which we sold the GUI PPGCT Shares to Hedi for total consideration of One Million Six Hundred Thirty One Two Hundred Forty Five Malaysian Ringgit (RM 1,631,245), in accordance with the terms and conditions of the Sales Agreement. The consideration is payable through the issuance by Hedi to us or our designee of One Million Six Hundred Thirty One Thousand Two Hundred Forty Five (1,631,245) shares of Hedi’s ordinary shares.

Upon the consummation of the purchase and sale transaction, we expect to own approximately 99.9% of Hedi, and Hedi will become one of our subsidiaries. We also agreed to appoint a nominee of Hedi to serve on our Board of Directors.

The closing of the purchase and sale transaction is conditioned upon the satisfactory due diligence review by Hedi of PPGCT. Closing of the transaction is contingent upon the satisfactory completion of the Company’s due diligence review of PPGCT within thirty (30) days of the date of the Sales Agreement, or such other date as may be mutually determined by the parties, and the satisfaction of other normal and customary conditions including confidentiality and indemnity obligations.

It is our understanding that Hedi is not a U.S. Person within the meaning of Regulations S. Accordingly, the GUI PPGCT Shares are being sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation S promulgated thereunder.

A copy of the Sales Agreement is incorporated herein by reference and filed as Exhibit 10.1 to this Current Report on Form 8-K.  The description of the Sales Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Agreement dated November 20, 2017, between Gold Union, Inc., G.U. International Limited and Hedi Property Sdn. Bhd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD UNION INC.
Dated: November 21, 2017

	By:	/s/ Yew Chuan Lim
Yew Chuan Lim
Chief Executive Officer and Chief Financial Officer

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